UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GENPACT LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	98-0533350
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Canon’s Court 22 Victoria Street Hamilton HM Bermuda
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, par value $0.01 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-142875

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the Registrant’s Common Shares, par value $0.01 per share, is set forth under “Description of Share Capital” in the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-142875), filed with the Securities and Exchange Commission on May 11, 2007, as amended, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933 (the “Registration Statement”), which description is incorporated herein by reference.

Item 2.  Exhibits.

The securities to be registered are to be listed on the New York Stock Exchange (the “NYSE”), on which no other securities of the Registrant are listed.  Accordingly, the following exhibits are also being filed with the NYSE:

1.                                      Registrant’s Memorandum of Association, (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1, as amended).

2.                                      Registrant’s Bye-laws, (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1, as amended).

3.                                      Form of Specimen Certificate for Registrant’s Common Shares (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended).

4.                                      Amended and Restated Shareholders’ Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1, as amended).

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  July 27, 2007

GENPACT LIMITED

by
/s/ Victor Guaglianone
Name:	Victor Guaglianone
Title:	General Counsel